UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2013

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO 80501
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 845-3200
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On May 9, 2013, we announced earnings for the first quarter ended March 31, 2013 in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the "Securities Act").

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of Dot Hill Systems Corp. (the “Company”) was held on May 6, 2013, and the matters voted upon at the annual meeting and the results of the votes were as follows:
(a) The nominees named below were elected to serve as members of the Board of Directors of the Company until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Charles F. Christ	18,846,822	3,472,382	29,907,417
Barry A. Rudolph	21,749,223	569,981	29,907,417
Debra E. Tibey	21,750,803	568,401	29,907,417
(b) Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 8, 2013. This proposal was approved, with the votes thereon at the annual meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
21,033,689	504,933	780,482	29,507,417
(c) The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 was ratified, and the voting results were as follows:

Final Voting Results
For	Against	Abstain
48,839,845	1,267,181	2,119,595

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated May 9, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary
Date: May 9, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated May 9, 2013.